      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998


                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                         COLLATERAL THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

              CALIFORNIA                                 8731                                 33-0661290
   (State or other jurisdiction of           (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)           Classification Code Number)                       Number)

                           --------------------------

      9360 TOWNE CENTRE DRIVE, SAN DIEGO, CALIFORNIA 92121 (619) 824-6500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                              JACK W. REICH, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CHRISTOPHER J. REINHARD
                     CHIEF OPERATING AND FINANCIAL OFFICER
                         COLLATERAL THERAPEUTICS, INC.
                            9360 TOWNE CENTRE DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 824-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

           Faye H. Russell, Esq.                         Jeffrey E. Cohen, Esq.
           Maria P. Sendra, Esq.                      Carol B. Stubblefield, Esq.
      BROBECK, PHLEGER & HARRISON LLP                       COUDERT BROTHERS
      550 West "C" Street, Suite 1300                 1114 Avenue of the Americas
        San Diego, California 92101                     New York, New York 10036
               (619) 234-1966                                (212) 626-4400

                           --------------------------

        Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED            PROPOSED
                                                    AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
           TITLE OF EACH CLASS OF                   TO BE           OFFERING PRICE        AGGREGATE          REGISTRATION
        SECURITIES TO BE REGISTERED             REGISTERED(1)        PER SHARE(2)     OFFERING PRICE(2)          FEE
Common Stock, par value $.001...............   3,829,500 shares         $13.00           $49,783,500           $15,086

(1) Includes 499,500 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of computing the amount of the registration fee.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates, except for the registration fee and the NASD filing fee.

Registration fee..................................................     15,086
Nasdaq National Market fee........................................     17,500
NASD fee..........................................................      5,479
Blue Sky fees and expenses........................................     15,000
Printing and engraving expenses...................................    150,000
Legal fees and expenses...........................................    350,000
Accounting fees and expenses......................................    190,000
Transfer Agent and Registrar fees.................................     10,000
Miscellaneous expenses............................................     53,414
                                                                    ---------
  TOTAL...........................................................  $ 800,000
                                                                    ---------
                                                                    ---------

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    The following is applicable assuming the shareholders approve the reincorporation of the Company in Delaware.

    Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

    Article VII, Section 1 of the Restated Bylaws of the Company provides that the Company shall indemnify its directors, officers, employees and agents to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Delaware General Corporation Law.

    As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article V, Section (A) of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

    The Company has entered into indemnification agreements with certain of its directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as such law may be amended from time to time. In addition, the indemnification agreements provide for additional indemnification for certain amounts not otherwise covered by directors and officers liability insurance. Under such additional indemnification provisions, such directors shall not be indemnified for judgments, settlements or expenses if such director is found liable to the Company (except to the extent the court determines that such director is fairly and reasonably entitled to indemnity for expenses), for settlements and expenses if the settlement is not approved by the court, for settlements not approved by the Company or in certain other situations. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. The director must repay such advances upon a final judicial decision that such director is not entitled to indemnification.

    The Company has directors and officers liability insurance now in effect which insures directors and officers of the Company.

    The Company intends to enter into indemnification agreements under Delaware law with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for additional indemnification for certain amounts not otherwise covered by directors and officers liability insurance. Under such additional indemnification provisions, however, such director or executive officer will not be indemnified for settlements not approved by the Company. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. The obligations of the Company under these indemnification agreements shall continue during the period that such director or officer is serving the Company as such and shall continue for so long thereafter as such director or officer shall be subject to any possible claim, action, suit or proceeding. For six years after the effective time of the acquisition of the Company by another entity or the sale of all or substantially all of the assets of the Company, the Company shall cause the acquiring or surviving corporation to indemnify such director or officer in accordance with the terms of this indemnification agreement and use such acquiring or surviving corporation's best efforts to provide director's and officer's liability insurance on terms substantially similar to those of the Company's.

    The Underwriting Agreement (Exhibit 1.1 hereto) contains provisions by which the Underwriters have agreed to indemnify the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each director of the Company, and each officer of the Company who signs this Registration Statement, with respect to information furnished in writing by or on behalf of the Underwriters specifically for use in the Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Since April 1995, the Company has sold and issued the following unregistered securities:

(1) From April 1995 to March 31, 1998, the Company granted an aggregate of 1,262,550 options to purchase Common Stock with exercise prices ranging from $.0005 to $.74 per share under the Predecessor Plan and an aggregate of 549,997 shares of Common Stock were issued through the exercise of options granted under the Predecessor Plan for aggregate proceeds of $43,472. For additional information concerning these transactions, reference is made to the information contained under the caption "Management--Benefit Plans" in the Prospectus included herein.

(2) On April 5, 1995, the Company issued an aggregate of 1,159,000 shares of Common Stock to executive officers of the Company for an aggregate consideration of $610.00

(3) On August 9, 1995, the Company issued 3,789,740 shares of Common Stock to executive officers and consultants of the Company for an aggregate consideration of $1,995.00.

(4) On November 20, 1995, the Company issued 190,000 shares of Common Stock to a director of the Company for an aggregate consideration of $100.00.

(5) In March 1996, the Company issued 206,530 shares of Common Stock to executive officers, directors and consultants of the Company for an aggregate consideration of $1,087.00.

(6) On May 7, 1996, the Company issued 347,532 shares of Series A Preferred Stock to Schering Berlin Venture Corp. for an aggregate consideration of $2,500,000.00.

(7) On June 11, 1997, the Company issued 347,532 shares of Series B Preferred Stock to Schering Berlin Venture Corp. for an aggregate consideration of $2,500,000.00.

(9) On June 30, 1997, the Company issued an aggregate of 375,000 shares of Series C Preferred Stock to The Wellcome Trust, Schering Berlin Venture Corp. and Jerry C. Benjamin, respectively, for an aggregate consideration of $3,779,808.00.

    The sales and issuances of securities in the above transactions were deemed to be exempt under the Securities Act by virtue of Section 4(2) thereof and/or Regulation D and Rule 701 promulgated thereunder as transactions not involving any public offering. The purchasers in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate legends were affixed to the stock certificates issued in such transactions. Similar representations of investment intent were obtained and similar legends imposed in connection with any subsequent transfers of any such securities. The Company believes that all recipients had adequate access, through employment or other relationships, to information about the Company to make an informed investment decision.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS.


 EXHIBIT
   NO.                                                   DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
    1.1+    Underwriting Agreement.
    3.1+    Certificate of Incorporation of the Company, as amended.
    3.2+    Form of Second Restated Certificate of Incorporation of the Company to become effective immediately prior to the Offering.
    3.3+    Bylaws of the Company.
    3.4+    Form of Restated Bylaws of the Company to be effective upon completion of the Offering.
    4.1+    Form of the Certificate for Common Stock.
    5.1++   Opinion of Brobeck, Phleger & Harrison LLP with respect to the Common Stock being registered.
   10.1++   Form of Restricted Stock Issuance Agreement between the Company and certain individuals listed on the attached schedule.
   10.2++   Form of Stock Issuance Agreement between the Company and certain individuals listed on the attached schedule.
   10.3*    Preferred Stock Purchase Agreement between the Company and Schering Berlin Venture Corp., dated May 7,
            1996.
   10.4*    Series C Preferred Stock Purchase Agreement by and among the Company and the investors listed on
            Schedule A thereto, dated June 30, 1997.
   10.5++   Amended and Restated Investors' Rights Agreement by and among the Company and the investors listed on
            Schedule A thereto, dated June 30, 1997.
   10.6++   Amended and Restated Co-Sale Agreement by and among the Company and the individuals listed on Schedule
            A thereto, dated June 30, 1997.
   10.7++   Security Agreement between the Company and Schering Berlin Venture Corp., dated August 16, 1995.

 EXHIBIT
   NO.                                                   DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
   10.8++   Amended and Restated Promissory Note between the Company and Schering AG, dated August 16, 1995, as amended May 16, 1996.
   10.9++   Amended and Restated Promissory Note between the Company and Schering AG, dated October 12, 1995, as amended May 16, 1996.
   10.10++  Side Letter between the Company and Schering Berlin Venture Group, dated May 6, 1996.
   10.11*   Exclusive License Agreement between The Regents of the University of California and the Company for
            Angiogenesis Gene Therapy, dated September 27, 1995, as amended.
   10.12*   Collaboration, License and Royalty Agreement between Schering AG and the Company, dated May 6, 1996.
   10.13*   License Agreement by and among Dimotech Ltd., Gera Neufeld and the Company, dated October 17, 1996.
   10.14*   Exclusive License Agreement between The Regents of the University of California and the Company for
            Gene Therapy for Congestive Heart Failure, dated January 22, 1997.
   10.15*   Agreement between New York University and the Company, dated March 24, 1997.
   10.16*   License Agreement by and among AMRAD Developments Pty. Ltd., Ludwig Institute for Cancer Research and
            the Company, dated March 25, 1997.
   10.17*   Research Agreement between the University of Washington and the Company, dated April 21, 1997.
   10.18*   Exclusive License Agreement between The Regents of the University of California and the Company for
            Angiogenic Gene Therapy for Congestive Heart Failure, dated June 18, 1997.
   10.19*   Letter Agreement between the Company and Veterans Medical Research Foundation, dated August 13, 1997.
   10.20*   Sponsored Research Contract between the Curators of The University of Missouri and the Company, dated
            October 22, 1997.
   10.21*   Biological Materials Agreement between Targeted Genetics Corporation and the Company, dated January
            26, 1998.
   10.22*   Research Agreement between The Regents of the University of California and the Company, dated February
            23, 1998.
   10.23*   Letter Agreement between the Company and Veterans Medical Research Foundation, dated March 20, 1998.
   10.24++  Sublease Agreement between the Company and Gensia, Inc., dated June 15, 1995, as amended.
   10.25++  Standard Industrial/Commercial Multi-Tenant Lease-Modified Net between the Company and ARE 11025
            Roselle Street, LLC, dated November 24, 1997, as amended.
   10.26++  Torrey Reserve Office Lease between Pacific Torrey Reserve Holding, L.P. and the Company, dated April
            7, 1998.
   10.27++  Form of Scientific Advisor Consulting Agreement between the Company and certain individuals listed on the attached schedule.
   10.28++  Form of Scientific Advisory Board Agreement between the Company and certain individuals listed on the attached schedule.
   10.29++  Form of Consulting Agreement between the Company and certain individuals listed on the attached schedule.
   10.30++  1995 Stock Option/Stock Issuance Plan.
   10.31++  1995 Stock Option/Stock Issuance Plan Form of Notice of Grant.
   10.32++  1995 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
   10.33++  1995 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement.
   10.34    1995 Stock Option/Stock Issuance Plan Form of Restricted Stock Issuance Agreement.
   10.35    1998 Stock Incentive Plan.
   10.36    1998 Stock Incentive Plan Form of Notice of Grant.

 EXHIBIT
   NO.                                                   DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
   10.37    1998 Stock Incentive Plan Form of Stock Option Agreement.
   10.38    1998 Stock Incentive Plan Form of Stock Issuance Agreement.
   10.39    1998 Employee Stock Purchase Plan.
   10.40    Form of Indemnification Agreement between the Company and each of its directors.
   10.41    Form of Indemnification Agreement between the Company and each of its officers.
   23.1++   Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).
   23.2++   Consent of Ernst & Young LLP, Independent Auditors.
   23.3+    Consent of Lyon & Lyon LLP.
   24.1++   Power of Attorney (see page II-6).
   27.1++   Financial Data Schedule.


------------------------

+   To be filed by amendment.


++  Previously filed with the Commission.


* Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

    (B) FINANCIAL STATEMENT SCHEDULES INCLUDED SEPARATELY IN THE REGISTRATION STATEMENT.

    None

    All schedules are omitted because they are not required, are not applicable or the information is included in the Financial Statements or notes thereto.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 6th day of May, 1998.


                                COLLATERAL THERAPEUTICS, INC.

                                BY:              /S/ JACK W. REICH
                                     -----------------------------------------
                                                   Jack W. Reich
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Director, President And
      /s/ JACK W. REICH           Chief Executive Officer
------------------------------    (Principal Executive           May 6, 1998
       (Jack W. Reich)            Officer)

                                Director, Chief Operating
              *                   And Chief Financial
------------------------------    Officer (Principal             May 6, 1998
  (Christopher J. Reinhard)       Financial and Accounting
                                  Officer)

              *                 Director And Secretary
------------------------------                                   May 6, 1998
      (Craig S. Andrews)

              *                 Director, Vice President,
------------------------------    Medical Director               May 6, 1998
      (Robert L. Engler)

              *                 Director, Vice President,
------------------------------    Research                       May 6, 1998
      (H. Kirk Hammond)

              *                 Director
------------------------------                                   May 6, 1998
       (Elise G. Klein)

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *                 Director
------------------------------                                   May 6, 1998
       (David F. Hale)

              *                 Director
------------------------------                                   May 6, 1998
     (David E. Robinson)




By:       /s/ JACK W. REICH
      -------------------------
            Jack W. Reich
          Attorney-in-Fact

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                                                   DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
    1.1+    Underwriting Agreement.
    3.1+    Certificate of Incorporation of the Company, as amended.
    3.2+    Form of Second Restated Certificate of Incorporation of the Company to become effective immediately prior to the Offering.
    3.3+    Bylaws of the Company.
    3.4+    Form of Restated Bylaws of the Company to be effective upon completion of the Offering.
    4.1+    Form of the Certificate for Common Stock.
    5.1++   Opinion of Brobeck, Phleger & Harrison LLP with respect to the Common Stock being registered.
   10.1++   Form of Restricted Stock Issuance Agreement between the Company and certain individuals listed on the attached schedule.
   10.2++   Form of Stock Issuance Agreement between the Company and certain individuals listed on the attached schedule.
   10.3*    Preferred Stock Purchase Agreement between the Company and Schering Berlin Venture Corp., dated May 7,
            1996.
   10.4*    Series C Preferred Stock Purchase Agreement by and among the Company and the investors listed on
            Schedule A thereto, dated June 30, 1997.
   10.5++   Amended and Restated Investors' Rights Agreement by and among the Company and the investors listed on
            Schedule A thereto, dated June 30, 1997.
   10.6++   Amended and Restated Co-Sale Agreement by and among the Company and the individuals listed on Schedule
            A thereto, dated June 30, 1997.
   10.7++   Security Agreement between the Company and Schering Berlin Venture Corp., dated August 16, 1995.
   10.8++   Amended and Restated Promissory Note between the Company and Schering AG, dated August 16, 1995, as amended May 16, 1996.
   10.9++   Amended and Restated Promissory Note between the Company and Schering AG, dated October 12, 1995, as amended May 16, 1996.
   10.10++  Side Letter between the Company and Schering Berlin Venture Group, dated May 6, 1996.
   10.11*   Exclusive License Agreement between The Regents of the University of California and the Company for
            Angiogenesis Gene Therapy, dated September 27, 1995, as amended.
   10.12*   Collaboration, License and Royalty Agreement between Schering AG and the Company, dated May 6, 1996.
   10.13*   License Agreement by and among Dimotech Ltd., Gera Neufeld and the Company, dated October 17, 1996.
   10.14*   Exclusive License Agreement between The Regents of the University of California and the Company for
            Gene Therapy for Congestive Heart Failure, dated January 22, 1997.
   10.15*   Agreement between New York University and the Company, dated March 24, 1997.
   10.16*   License Agreement by and among AMRAD Developments Pty. Ltd., Ludwig Institute for Cancer Research and
            the Company, dated March 25, 1997. +_>
   10.17*   Research Agreement between the University of Washington and the Company, dated April 21, 1997.
   10.18*   Exclusive License Agreement between The Regents of the University of California and the Company for
            Angiogenic Gene Therapy for Congestive Heart Failure, dated June 18, 1997.
   10.19*   Letter Agreement between the Company and Veterans Medical Research Foundation, dated August 13, 1997.
   10.20*   Sponsored Research Contract between the Curators of The University of Missouri and the Company, dated
            October 22, 1997.
   10.21*   Biological Materials Agreement between Targeted Genetics Corporation and the Company, dated January
            26, 1998.

 EXHIBIT
   NO.                                                   DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
   10.22*   Research Agreement between The Regents of the University of California and the Company, dated February
            23, 1998.
   10.23*   Letter Agreement between the Company and Veterans Medical Research Foundation, dated March 20, 1998.
   10.24++  Sublease Agreement between the Company and Gensia, Inc., dated June 15, 1995, as amended.
   10.25++  Standard Industrial/Commercial Multi-Tenant Lease-Modified Net between the Company and ARE 11025
            Roselle Street, LLC, dated November 24, 1997, as amended.
   10.26++  Torrey Reserve Office Lease between Pacific Torrey Reserve Holding, L.P. and the Company, dated April
            7, 1998.
   10.27++  Form of Scientific Advisor Consulting Agreement between the Company and certain individuals listed on the attached schedule.
   10.28++  Form of Scientific Advisory Board Agreement between the Company and certain individuals listed on the attached schedule.
   10.29++  Form of Consulting Agreement between the Company and certain individuals listed on the attached schedule.
   10.30++  1995 Stock Option/Stock Issuance Plan.
   10.31++  1995 Stock Option/Stock Issuance Plan Form of Notice of Grant.
   10.32++  1995 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
   10.33++  1995 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement.
   10.34    1995 Stock Option/Stock Issuance Plan Form of Restricted Stock Issuance Agreement.
   10.35    1998 Stock Incentive Plan.
   10.36    1998 Stock Incentive Plan Form of Notice of Grant.
   10.37    1998 Stock Incentive Plan Form of Stock Option Agreement.
   10.38    1998 Stock Incentive Plan Form of Stock Issuance Agreement.
   10.39    1998 Employee Stock Purchase Plan.
   10.40    Form of Indemnification Agreement between the Company and each of its directors.
   10.41    Form of Indemnification Agreement between the Company and each of its officers.
   23.1++   Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).
   23.2++   Consent of Ernst & Young LLP, Independent Auditors.
   23.3+    Consent of Lyon & Lyon LLP.
   24.1++   Power of Attorney (see page II-6).
   27.1++   Financial Data Schedule.


------------------------

+   To be filed by amendment.


++  Previously filed with the Commission.


* Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.